UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 6, 2015
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-32989	94-0787340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2015, Mr. Richard W. Volk notified the Board of Directors (the “Board”) of Yuma Energy, Inc. (the “Company”) that he will not be standing for re-election to the Board at the Company’s 2015 Annual Meeting of Shareholders.  His decision to retire from the Board is due solely to personal reasons and is not due to any disagreement with the Company or any of its subsidiaries on any matters, including those matters related to operations, policies or procedures of the Company. A copy of Mr. Volk’s letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Letter, dated April 6, 2015, from Richard W. Volk.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

	By:	/s/ Sam L. Banks
	Name:	Sam L. Banks
Date: April 9, 2015	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter, dated April 6, 2015, from Richard W. Volk.